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As filed with the Securities and Exchange Commission on November 27, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cannae Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-1273460 (I.R.S. Employer Identification Number)

1701 Village Center Circle
Las Vegas, Nevada
89134
(702) 323-7330
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael L. Gravelle, Esq.
Executive Vice President, General Counsel and Corporate Secretary
1701 Village Center Circle
Las Vegas, Nevada
89134
(702) 323-7330
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Michael L. Gravelle, Esq. Executive Vice President, General Counsel and Corporate Secretary 1701 Village Center Circle Las Vegas, Nevada 89134 (702) 323-7330 (Phone) (702) 243-3251 (Fax)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Share/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $0.0001 par value per share	(1)	(2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. An unspecified aggregate initial offering price and number of shares of common stock is being registered hereunder and as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

CANNAE HOLDINGS, INC.

Common Stock

        We may offer and sell shares of our common stock from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. This prospectus describes some of the general terms that may apply to our common stock.

        Each time we offer and sell shares of our common stock, we will provide a supplement to this prospectus that contains specific information about the offering as well as the amounts and prices of the common stock. The prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

        This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.

        We may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information.

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "CNNE." On November 26, 2019, the last reported sale price of our common stock on the NYSE was $37.76 per share.

        Investing in our common stock involves risk. See "Risk Factors" on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 27, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under the automatic shelf registration process, we may, from time to time, offer and/or sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that we may offer. Each time we offer and sell shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the shares of common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading "Where You Can Find More Information; Incorporation of Certain Documents by Reference," and any applicable free writing prospectus before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading "Where You Can Find More Information; Incorporation of Certain Documents by Reference."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

        Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations, and prospects may have changed since those dates.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any of our affiliates have authorized anyone to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Unless the context requires otherwise, references to "our company," "we," "us," "the company," and "Cannae" refer to Cannae Holdings, Inc. and its subsidiaries, taken together.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements, and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.cannaeholdings.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not incorporated by reference into this prospectus.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents, which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act")):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, which we filed with the SEC on March 18, 2019, as revised by our Current Report on Form 8-K filed on November 27, 2019, which revised Exhibit 99.1 of the Form 10-K;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, which we filed with the SEC on May 9, 2019, August 8, 2019 and November 12, 2019, respectively (the financial statements in the Quarterly Reports for the quarters ended March 31, 2019 and June 30, 2019 were retrospectively adjusted as the result of a change in accounting principle as set forth in the Form 8-K which we filed with the SEC on November 27, 2019);

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  our Current Reports on Form 8-K, which we filed with the SEC on February 14, 2019, April 23, 2019, June 20, 2019, August 27, 2019, September 19, 2019, November 18, 2019, November 19, 2019, November 27, 2019, November 27, 2019, November 27, 2019 and November 27, 2019;

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  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Shareholders, filed with the SEC on April 30, 2019 and additional materials filed on April 30, 2019; and

  •
  the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on November 17, 2017, and any amendments or reports filed for the purpose of updating such description.

        In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada
89134
(702) 323-7330

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements related to, among other things, future financial and operating results of our company. In many cases, the forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of these terms and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including, but not limited to, the following:

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  changes in general economic, business and political conditions, including changes in the financial markets;

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  compliance with extensive government regulation of our operating subsidiaries and adverse changes in applicable laws or regulations or in their application by regulators;

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  loss of key personnel that could negatively affect our financial results and impair our operating abilities;

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  our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions;

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  significant competition that our operating subsidiaries face;

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  risks associated with our split-off ("Split-Off") from Fidelity National Financial, Inc. ("FNF"), including limitations on our strategic and operating flexibility related to the tax-free nature of the Split-Off and the Investment Company Act of 1940;

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  risks related to our previously identified material weaknesses related to the control activities, information and communication, and monitoring activities around the Company's adoption and application of Accounting Standard Codification 606, Revenue from Contracts with Customers at T-System Holdings, LLC; T-System Holdings, LLC is working towards remediation of material weaknesses by December 31, 2019, but these material weaknesses may not be remediated by that date; and

  •
  risks related to our transition to an externally managed structure.

        The risks and uncertainties that forward-looking statements are subject to include other risks detailed in the "Statement Regarding Forward-Looking Statements," "Risk Factors," and other sections of our Annual Report on Form 10-K for the year ended December 31, 2018 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus.

        Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus or in any documents incorporated by reference herein. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus or in any documents incorporated by reference herein. Any forward-looking statement made by us in this prospectus or in any documents incorporated by reference herein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

THE COMPANY

        Cannae is a holding company engaged in actively managing and operating a group of companies and investments with a net asset value of approximately $1.3 billion as of September 30, 2019. Our business consists of managing and operating majority-owned subsidiaries, as well as making additional majority and minority equity portfolio investments in businesses, in order to achieve superior financial performance and maximize the value of these assets. Our primary investments as of September 30, 2019 include our ownership interest in Ceridian HCM Holding Inc.; our ownership interest in The Dun & Bradstreet Corporation; majority equity ownership stakes in ABRH, LLC, 99 Restaurants Holdings, LLC and T-System Holdings, LLC and various other controlled portfolio companies and minority equity and debt investments.

Corporate Information

        Cannae was incorporated in Delaware on April 21, 2017. We completed the Split-Off from FNF on November 17, 2017, and our common stock is listed on the NYSE under the symbol "CNNE." Our principal executive offices are located at 1701 Village Center Circle, Las Vegas, Nevada 89134, and our telephone number is (702) 323-7330. Our corporate website address is www.cannaeholdings.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See "Where You Can Find More Information; Incorporation of Certain Documents by Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the shares of our common stock as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of (i) the material terms of our amended and restated charter and amended and restated bylaws and (ii) certain applicable provisions of the Delaware General Corporation Law (the "DGCL"). For more information on how you can obtain our amended and restated charter and our amended and restated bylaws, see "Where You Can Find More Information;

Incorporation of Certain Documents by Reference." We urge you to read our amended and restated charter and our amended and restated bylaws in their entirety.

Authorized Capitalization

        Our authorized capital stock consists of (i) 115,000,000 shares of common stock, par value $0.0001 per share, of which 72,081,360 shares were outstanding as of September 30, 2019 and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding as of September 30, 2019. Additionally, we have 2,234,086 shares of common stock reserved for issuance under our equity incentive plan and employee stock purchase plan of which options to purchase 0 shares of common stock and 574,475 restricted stock units representing 574,475 shares of common stock were outstanding as of September 30, 2019.

Common Stock

        Holders of our common stock are entitled to the rights set forth below.

Voting Rights

        The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock shall vote on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

Dividend Rights

        Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Rights upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock, then outstanding, if any.

Other Rights

        The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Registration Rights Agreements

        In connection with the Split-Off, we entered into separate registration rights agreements with each of Chicago Title Insurance Company, Fidelity National Title Insurance Company and Commonwealth Land Title Insurance Company in respect of the shares of common stock held by such holder immediately following the Split-Off. These agreements provide these holders (and their permitted transferees) with the right to require us, at our expense, to register shares of our common stock that they hold. The agreement also provides that we will pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

Voting Agreement

        In connection with the Split-Off, we entered into a voting agreement with FNF, pursuant to which FNF agreed to appear or cause all shares of our common stock that FNF or its subsidiaries, as applicable, own after the Split-Off to be counted as present at any meeting of our stockholders, for the purpose of establishing a quorum, and agreed to vote all of such shares (or cause them to be voted) in the same manner as, and in the same proportion to, all shares voted by holders of our common stock (other than FNF and its subsidiaries).

Preferred Stock

        Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences and limitations thereof, including dividend rights, specification of par value, conversion rights, voting rights, terms of redemption, specification of par value, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. At present, we have no shares of preferred stock issued and outstanding and we have no plans to issue any preferred stock.

Anti-takeover Effects of our Amended and Restated Charter and Amended and Restated Bylaws

        Our amended and restated charter and amended and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors and Related Provisions

        Our amended and restated charter provides that our board of directors must be divided into three classes of directors (each class containing approximately one-third of the total number of directors) serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. This classified board provision will prevent a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest. The number of directors constituting our board of directors is determined from time to time by our board of directors. Our amended and restated charter also provides that, subject to any rights of any preferred stock then outstanding, any director may be removed from office at any time but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class. In addition, our amended and restated charter provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office or by an affirmative vote of the sole remaining director. This provision, in conjunction with the provisions of our amended and restated charter authorizing our board of directors to fill vacancies on the board of directors, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings

        Our amended and restated charter provides that, except as otherwise required by law, special meetings of the stockholders can only be called by a majority of our entire board of directors or our executive chairman, chief executive officer or president, as applicable. Stockholders may not call a special meeting or require that our board of directors call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Meetings, Nominations, and Proposals

        Our amended and restated bylaws provide that, if one of our stockholders desires to submit a proposal or nominate persons for election as directors at an annual stockholders' meeting, the stockholder's written notice must be received by us not less than 120 days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting of stockholders (which date shall, for purposes of our first annual meeting of stockholders after our shares of common stock are first publicly traded, be deemed to have occurred on June 14, 2017). However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder must be received by us not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice must describe the proposal or nomination and set forth the name and address of, and stock held of record and beneficially by, the stockholder. Notices of stockholder proposals or nominations must set forth the reasons for the proposal or nomination and any material interest of the stockholder in the proposal or nomination and a representation that the stockholder intends to appear in person or by proxy at the annual meeting. Director nomination notices must set forth the name and address of the nominee, arrangements between the stockholder and the nominee and other information required under Regulation 14A of the Exchange Act. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in our amended and restated bylaws. The advance notice requirements regulating stockholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a stockholder proposal if the requisite procedures are not followed and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders, subject to any NYSE stockholder vote requirements. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action by Written Consent

        Our amended and restated charter provides that actions required or permitted to be taken by stockholders at an annual or special meeting may be effected without a meeting by written consent. A stockholder seeking to have the stockholders authorize or take action by written consent must deliver requests from the holders of not less than 15% of our common stock, or from the holders of our preferred stock, if the terms of such class or series of preferred stock expressly provide for action by written consent, subject to certain procedural provisions.

Limitations on Director Liability

        Under the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated charter contains the provisions permitted by Section 102(b)(7) of the DGCL.

Corporate Opportunities

        To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities.

        Our amended and restated charter provides that, subject to any written agreement to the contrary, FNF will not have a duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in our charter, none of FNF and FNF's officers and directors will be liable to us or our stockholders for any breach of any fiduciary duty due to any such activities of FNF.

        Our amended and restated charter also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with FNF. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us, any of our subsidiaries or FNF, shall be considered contrary to any fiduciary duty to us or our stockholders of any director or officer of ours who is also a director, officer or employee of FNF. With limited exceptions, to the fullest extent permitted by law, no director or officer of ours who is also a director, officer or employee of FNF shall have or be under any fiduciary duty to us or our stockholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of FNF in respect of any such agreement or performing any such agreement in accordance with its terms.

        Our amended and restated charter further provides that if one of our directors or officers who is also a director or officer of FNF acquires knowledge of a potential transaction or matter that may be a corporate opportunity for FNF or us, the director or officer will have satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:

  •
  a corporate opportunity offered to any person who is an officer of ours and who is also a director but not an officer of FNF, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person's capacity as one of our officers, in which case it will not belong to us;

  •
  a corporate opportunity offered to any person who is a director but not an officer of ours, and who is also a director or officer of FNF, will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our directors; and

  •
  a corporate opportunity offered to any person who is an officer of FNF or us will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our officers.

        Notwithstanding these provisions, our amended and restated charter does not prohibit us from pursuing any corporate opportunity of which we become aware.

        These provisions included in our charter will no longer be effective on the date that none of our directors or officers are also directors or officers of FNF.

        When our amended and restated charter will no longer include provisions setting forth the circumstances under which opportunities will belong to us and regulating the conduct of our directors and officers in situations where their duties to us and FNF conflict, the actions of our directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the DGCL, we do not believe the corporate opportunity guidelines that set forth in our amended and restated charter conflict with Delaware law. If, however, a conflict were to arise between the provisions of our amended and restated charter and Delaware law, Delaware law would control.

Amendment to Bylaws and Charter

        Our amended and restated charter and amended and restated bylaws provide that, subject to the affirmative vote of the holders of preferred stock if required by law or the applicable certificate of designations relating to such preferred stock, the provisions (i) of our amended and restated bylaws may be adopted, amended or repealed if approved by a majority of the board of directors then in office or approved by holders of the common stock in accordance with applicable law and our amended and restated charter, and (ii) of our amended and restated charter may be adopted, amended or repealed as provided by the DGCL.

Listing

        Our common stock is listed on the NYSE under the symbol "CNNE."

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, Inc. Its address is 17 Battery Place, 8th Floor, New York NY 10004, and its telephone number is (212) 509-4000.

 PLAN OF DISTRIBUTION

        We may sell the common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through underwriters, brokers, or dealers; or

  •
  through a combination of any of these methods.

        The securities covered by this prospectus may be sold:

  •
  on a national securities exchange;

  •
  in the over-the-counter market; or

  •
  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at variable prices, which method may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (or any combination of the foregoing).

        We will identify the specific plan of distribution in connection with any offering of our common stock, including the use of any underwriters, dealers, agents or direct purchasers and their compensation in the applicable accompanying prospectus supplement.

 LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated and combined financial statements of the Company, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion and includes an explanatory paragraph related to a change in accounting principle for revenue due to the adoption of FASB ASC 606, Revenue from Contracts with Customers, on January 1, 2018 using a modified retrospective method and (2) express an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses), which are incorporated herein by reference. Such consolidated and combined financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The audited historical financial statements of The Dun & Bradstreet Corporation included in Cannae Holdings, Inc.'s Current Report on Form 8-K/A dated April 23, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Ceridian HCM Holding Inc. as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method for accounting for certain items as a result of the retrospective adoption of Accounting Standards Update ("ASU") No. 2014-09 "Revenue from Contracts with Customers (Topic 606)," as amended, ASU No. 2016-18, "Restricted Cash," and ASU No. 2017-07, "Compensation—Retirement Benefits."

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

SEC Registration Fee	$	*
FINRA Filing Fee		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing Expenses		**
Transfer Agent, Registrar and Trustee Fees		**
Blue Sky, qualification fees and expenses		**
Miscellaneous Expenses		**

Total	$

*
Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

**
These fees are calculated based on the securities offered and the number of issuances. Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of Directors and Officers.

        The registrant is governed by the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit, or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending, or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that to the extent an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit, or proceeding referred to above, or any claim, issue, or matter therein, the corporation must indemnify that person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

        The registrant's amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended, and the registrant's amended and restated charter provides that the registrant will indemnify its directors and officers to the fullest extent permitted by the DGCL.

        Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit.

        The registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the registrant with respect to indemnification payments that it may make to such directors and officers.

        Any underwriting agreement that the registrant may enter into in connection with the sale of any securities registered hereunder may provide for indemnification to the registrant's directors and officers by the underwriters against certain liabilities.

Item 16.    Exhibits.

        The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit No.	Description
1.1	Underwriting Agreement.*
2.1
Reorganization Agreement, dated as of November 17, 2017, between Cannae Holdings, Inc. and Fidelity National Financial, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K, filed with the SEC on November 20, 2017).
4.1
Specimen Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-1 on Form S-4 (File No. 333-217886), filed with the SEC on July 24, 2017).
5.1	Opinion of Weil, Gotshal & Manges LLP.**
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.**
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.**
23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm.**
23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).**
24.1	Power of Attorney (included on signature page).**

*
To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**
Filed herewith.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (ii)
  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act and to deliver or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide interim financial information required to be presented by Article 3 of Regulation S-X.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of November, 2019.

CANNAE HOLDINGS, INC.
By:	/s/ MICHAEL L. GRAVELLE
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Colleen Haley and Michael L. Gravelle, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 27, 2019.

Signature	Title

/s/ RICHARD N. MASSEY Richard N. Massey	Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD L. COX Richard L. Cox	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM P. FOLEY, II William P. Foley, II	Director
/s/ HUGH R. HARRIS Hugh R. Harris	Director

Signature	Title

/s/ C. MALCOLM HOLLAND C. Malcolm Holland	Director
/s/ MARK D. LINEHAN Mark D. Linehan	Director
/s/ FRANK R. MARTIRE Frank R. Martire	Director
/s/ RICHARD N. MASSEY Richard N. Massey	Director
/s/ ERIKA MEINHARDT Erika Meinhardt	Director
/s/ JAMES B. STALLINGS, JR. James B. Stallings, Jr.	Director
/s/ FRANK P. WILLEY Frank P. Willey	Director